                                                        EXHIBIT 99.B2

                                    BY-LAWS

These By-laws are adopted pursuant to the Declaration of Trust establishing INTEGRATED RESOURCES SERIES TRUST ("IRST").

                                   ARTICLE I

                    Shareholders' Meetings and Record Dates

Section 1.1 General. All meetings of the Shareholders shall be held, pursuant to written notice, within or without the Commonwealth of Massachusetts on the day and at the time that the Trustees shall designate. Notice will be by mail not less than ten (10) nor more than sixty (60) days prior to the meeting date, and shall be deemed given when deposited in the United States mail with first class postage prepaid or in a telegraph office with charges prepaid, directed to the Shareholder's address. A certificate or affidavit by the Secretary or an Assistant Secretary of IRST or a transfer agent shall be evidence of the giving of any notice required by the Declaration.

Section 1.2 Notice of Adjournments. Upon adjournment of any meeting of Shareholders, it is not necessary to give notice of the adjourned meeting other than by announcement at the meeting at which such adjournment is taken. At any adjourned meeting at which a quorum is present only business which might have been transacted at the meeting originally called may be transacted. If after the adjournment, the Trustees fix a new record date for the adjourned meeting, a notice of the adjourned meeting and the new record date must be given to each Shareholder of record.

Section 1.3 Chairman. The President of IRST will act as chairman at all meetings of the Shareholders; in the absence of the President, the Vice President shall act as chairman; and in the absence of the President and Vice President, the Trustee or Trustees present at each meeting may elect a temporary chairman for the meeting, who may be one of themselves.

Section 1.4 Proxies; Voting. Shareholders may vote at any meeting, or by consent in writing without a meeting, either in person or by proxy. Every proxy must be executed in writing by the Shareholder, or by a duly authorized attorney-in-fact. Each full share represented at the meeting is entitled to one vote and fractional shares to fractional votes. A proxy will be revocable at will, unless otherwise provided in the proxy. The revocation of a proxy is not effective until notice has been given to the Secretary of IRST, or any other agent of IRST designated by the Secretary. No proxy is valid after six (6) months from the date of its execution. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of IRST.

Section 1.5 Closing of Transfer Books and Fixing Record Dates. For the purpose of determining the Shareholders who are entitled to notice of or to vote or act at any meeting, including any adjournment, or for any other proper purpose, the Trustees may, from time to time, close the transfer books or fix a record date in the manner provided in the Declaration. If the Trustees do not, prior to any meeting of Shareholders, close the transfer books or fix a record date, then the record date is the close of business of the day preceding the date of mailing of notice of the meeting.

Section 1.6 Inspectors of Election. In advance of any meeting of Shareholders, the Trustees may appoint Inspectors of Election.
If Inspectors of Election are not appointed, the Chairman of any meeting may make the appointment at the meeting. The number of Inspectors shall be either one (1) or three (3). The Inspectors of Election must determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, and the validity of proxies. The Inspectors receive votes, ballots or consents; shall hear and determine all challenges and questions in any way arising in connection with the right to vote;
shall count and tabulate all votes or consents and determine the results; and do such other acts as may be proper to conduct the election or vote with impartiality and fairness to all Shareholders. If there are three Inspectors of Election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all. On request of the Chairman of the meeting, or of any Shareholder or a Shareholder's proxy, the Inspectors of Election shall make a written report of any challenge or question or matter determined by them and execute a certificate of any fact found by them.

                            ARTICLE II

                             Trustees

Section 2.1 Regular Meetings. Regular meetings of the Trustees may be held at such time and place as the Trustees may by resolution from time to time determine without call or notice. If any day fixed for a regular meeting shall be a legal holiday in the Commonwealth of Massachusetts or the place designated for regular meetings, then the meeting shall be held at the same hour and place on the next succeeding business day.

Section 2.2 Special Meetings. Special Meetings of the Trustees may be held upon the call of the President, the Secretary, or any two Trustees, at the time and place designated in the notice of the meeting.

Section 2.3 Notice of Special Meetings. Notice of any special meeting must be given to a Trustee either personally or by sending a copy by mail or by telegram to the Trustee's address at least forty-eight (48) hours prior to the time named for such meeting. If the notice is sent by mail or by telegraph, it will be deemed given when deposited in the mail, or with a telegraph office. Notice by telephone constitutes personal delivery for these purposes.

Section 2.4 Waiver of Notice. If any notice is required to be given to a Trustee, a waiver in writing, whether signed before or after the meeting, is deemed sufficient as due notice. Attendance of a Trustee at a meeting constitutes a waiver of notice of the meeting except if the Trustee attends the meeting for the express purpose of objecting to the transactions of any business because the meeting was not lawfully called or convened.

Section 2.5 Adjournment. Adjournment or adjournments of any meeting may be taken. It is not necessary to give any notice of the adjourned meeting other than by announcement at the meeting at which such adjournment is taken. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting originally called.

Section 2.6 Meeting of Shareholders. Meetings of Shareholders shall be held at such times and in such places as the Trustees shall, by resolution, direct.

                                  ARTICLE III

                         Officers, Agents and Employees

Section 3.1 Officers of the Trust. The officers of the Trust shall be a President, chosen from among the Trustees, a Secretary and a Treasurer or persons who shall act as such regardless of the name or title by which they may be designated, elected or appointed. One or more Vice-Presidents, one or more Assistant
Secretaries and Assistant Treasurers, and any other officers or agents as the Trustees shall deem necessary or appropriate to carry out the business of the Trust may also be elected or appointed.
Any two or more offices may be held by the same person, except those of President and Secretary and provided that no officer may execute, acknowledge or verify any instrument in more than one capacity if the instrument is required to be executed, acknowledged or verified by two or more officers. In addition to the powers and duties prescribed by the Declaration and these By-laws, the officers have the authority and will perform duties prescribed by the Trustees. The officers of IRST will hold office until their successors are chosen and have qualified. The Trustees may amend the title of any officer or create new officers.

Section 3.2 Removal of Officers, Agents or Employees. Any officer may be removed or have authority revoked at any time, with or without cause, by a majority of the Trustees. Any removal or revocation will be without prejudice to the rights of the person removed to receive compensation or other benefits in accordance with the terms of existing contracts. Any agent or employee likewise may be removed by the President or, subject to the supervision of the President, by the person having authority with respect to the appointment of the agent or employee. Any officer may resign at any time by written notice signed by such officer and delivered or mailed to the President or Secretary. The resignation will take effect upon receipt of such notice by the President or Secretary, or at a later date according to the terms of such notice.

Section 3.3 Bonds and Surety. Any officer may be required by the Trustees to be bonded for the faithful performance of duties.

Section 3.4 The President. Subject to such supervisory powers, if any, given by the Trustees, the President will be the chief operating officer of IRST and, subject to the control of the Trustees, shall have general supervision, direction and control of the business of IRST and of its employees and shall exercise such general powers of management as are usually vested in the office of president of a Massachusetts business corporation. Subject to direction of the Trustees, the President will have power in the name and on behalf of IRST to execute any and all loan documents, contracts, agreements, deeds, mortgages, and other instruments in writing, and to employ and discharge employees and agents of IRST.

Section 3.5 Vice-President; Powers and Duties. The Vice-President, will in the absence or disability of the President, perform all the duties of the President, and when so acting have all the powers and be subject to all of the restrictions upon the President. Subject to the direction of the Trustees and the President, each Vice-President shall have the power in the name and on behalf of IRST to execute any and all loan documents, contracts, agreements, deeds, mortgages and other instruments in writing, and, in addition, shall have any other duties and powers designated from time to time by the Trustees or the President and by general usage as pertain to the office.

Section 3.6 Secretary; Powers and Duties. The Secretary will keep the minutes of all meetings of, and record all votes of, Shareholders, Trustees. The Secretary will give notice of meetings of the Shareholders and of the Trustees, and perform any other duties prescribed by the Trustees or the President. The
Secretary will keep in safe custody the seal of the Trust, and may affix the seal to any instrument executed by IRST and attest the seal and the signature or signatures of the officer or officers executing such instrument on behalf of IRST. The Secretary shall also perform any other duties commonly incident to such office in a Massachusetts business corporation, and will have other authorities and duties as the Trustees or the President will determine from time to time.

Section 3.7 Treasurer; Powers and Duties. Except as otherwise directed by the Trustees, the Treasurer will have the general supervision of the monies, funds, securities and notes receivable and will have and exercise all powers and duties normally incident to the office. Unless the Trustees otherwise determine, the Treasurer will be the principal financial and accounting officer of the Trust and have any other duties and authorities as the Trustees or the President shall determine from time to time. Notwithstanding anything contained to the contrary in these By-laws, the Trustees may authorize the Investment Adviser, the Custodian or the Transfer Agent to maintain bank accounts and deposit and disburse funds of the Trust on behalf of the Trust.


                                  ARTICLE IV

                                    Shares

Section 4.1 Evidence of Share Ownership. Certificates representing the Trust's Shares will not be physically issued.


                                  ARTICLE V

                                Miscellaneous

Section 5.1 Depositories. The funds of IRST will be deposited in those Depositories the Trustees designate and will be drawn out on checks, drafts or other orders signed by the officers the Trustees authorize.

Section 5.2 Signatures. All contracts and other instruments will be executed on behalf of IRST by the officers provided in the Declaration or these By-laws or as the Trustees designate.

Section 5.3 Seal. The seal of the Trust will have inscribed the words "Integrated Resources Series Trust, a Massachusetts Voluntary Association, Common Seal, 1983." The seal may be used by causing it or a facsimile to be impressed or affixed or in any manner reproduced and attested as if it had been impressed and attested manually.

                                   ARTICLE VI

                              Amendment of By-laws

Section 6.1 Amendment and Repeal of By-laws. In accordance with the Declaration, the Trustees have the power to alter, amend or repeal the By-laws or adopt new By-laws at any time. Action by the Trustees with respect to the By-laws must be taken by an affirmative vote of a majority of the Trustees. The Trustees may in no event adopt By-laws which are in conflict with the Declaration, and any apparent inconsistency shall be construed in favor of the related provisions in the Declaration.

                                   * * * * *

The Declaration of Trust establishing Integrated Resources Series Trust, dated August 24, 1983, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "Integrated Resources Series Trust" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally. No Trustee shareholder, officer, employee or agent of Integrated Resources Series Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of Integrated
Resources Series Trust but the Trust property only shall be liable.

                              ANCHOR SERIES TRUST

                         AMENDMENT NO. 1 TO THE BY-LAWS

          The By-Laws of Anchor Series Trust, formerly Integrated
Resources Series Trust, (the "Trust") shall be amended in the following respects:

          1.  The name of the Corporation shall be Anchor Series Trust.

          2.  The following supplements the provisions of Article III,
Section 3.1 of the Corporation's By-Laws:

          The officers of the Trust shall include, among those currently listed in Section 3.1, a Chairman.

          3. The following is a new section 3.4 of Article III of the Trust's By-Laws:

              3.4 The Chairman. The Chairman, if any, or in his or her absence the President, shall preside at all meetings of the Board of Trustees, shall be a signatory on all Annual and Semi-Annual
Reports as may be sent to Shareholders, and he shall perform such other duties as the Trustees may from time to time prescribe. If the elected Chairman is deemed to be an independent trustee, as defined in the Investment Company Act of 1940, as amended, then such Chairman shall not be an officer of the Trust under the provisions of this Article III. The duties of such Chairman shall be limited to presiding over all meetings of the Board of Trustees, and may include such other duties that may be prescribed by the Trustees which shall not otherwise be in conflict with his or her role as an independent trustee.

          4. He following Sections of Article II of the Trust's By-Laws are hereby renumbered as follows without further amendment:

              3.5  The President
              3.6  Vice President; Powers and Duties
              3.7  Secretary; Powers and Duties
              3.8  Treasurer; Powers and Duties

          IN WITNESS WHEREOF, I have hereunto set my hand this 10th day of February, 1994.

                             By: /s/Robert M. Zakem
                                 -----------------------
                             Robert M. Zakem, Secretary
                             Anchor Series Trust

                              ANCHOR SERIES TRUST

                         AMENDMENT NO. 2 TO THE BY-LAWS

          The By-Laws of Anchor Series Trust shall be amended in the following respect:

          1. The words "chosen from among the Trustees" shall be deleted from the first sentence under Article III, Section 3.1.

          IN WITNESS WHEREOF, I have hereunto set my hand this 17th day of November, 1994.



                                By:
                                     -----------------------------
                                     Robert M. Zakem, Secretary
                                     Anchor Series Trust